Exhibit 10.3

ACCOUNT CONTROL AGREEMENT

ACCOUNT CONTROL AGREEMENT (the “Agreement”) dated as of June 22, 2011 among CAPITAL ONE, NATIONAL ASSOCIATION, having an address at 275 Broadhollow Road, Melville, NY 11747 (“Bank”), BRT RLOC LLC, a New York limited liability company, having an address at c/o BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021 (“Debtor”), and CAPITAL ONE, NATIONAL ASSOCIATION, as Agent for the Lenders (as defined below), having an address at 275 Broadhollow Road, Melville NY 11747 (together with its successors and assigns, hereinafter referred to as “Secured Party”).

W I T N E S S E T H:

A.                                   Pursuant to a Loan and Security Agreement dated as of June 22, 2011 (as the same may be amended, restated, replaced, supplemented, consolidated or otherwise modified, the “Loan Agreement”) among, inter alios, Secured Party, Debtor, BRT Realty Trust and the lenders from time to time party thereto (“Lenders”), Lenders have agreed to provide financing to Debtor secured by certain of the assets of Debtor, including, without limitation, account number 7047759476 maintained at Bank and any and all amounts therein from time to time (collectively, the “Account”);

B.                                     In order to secure the prompt and complete performance by Debtor of all of its obligations and liabilities to Secured Party and Lenders under the Loan Agreement  and all documents, instruments and agreements executed in connection therewith (collectively, the “Obligations”), Debtor has granted to Secured Party, for its benefit and for the ratable benefit of Lenders, a security interest in the Account; and

C.                                     Secured Party, Debtor and Bank have agreed to enter into this Agreement to provide for the control of the Account by Secured Party and to perfect Secured Party’s security interests in the Account.

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Exclusive Control.                                             Upon Bank’s receipt of a notice substantially in the form of Exhibit A hereto (a “Notice of Exclusive Control”), Bank shall neither accept nor comply with any instruction issued by any person with respect to the disposition of any funds contained in the Account (an “Order”) from Debtor or any third party for the payment of any funds from the Account to any third person nor permit Debtor or any third party, other than Secured Party, to withdraw any funds in the Account without the specific prior written consent of Secured Party, except as required by law.  Upon receipt of a Notice of Exclusive Control, Bank shall comply with all Orders originated by Secured Party concerning the Account and all other requests or instructions from Secured Party regarding disposition and/or delivery of funds contained in the Account, without further consent or direction from Debtor or any third party and without regard to any inconsistent or conflicting Orders given to Bank by Debtor or any third party, except as required by law.

2.                                      Security Interest.  As collateral security for the Obligations, Debtor hereby grants to Secured Party, for its benefit and for the benefit of Lenders, a present and continuing lien and security interest in (i) the Account, (ii) and all contract rights and privileges in respect of the Account, (iii) all cash, checks, money orders and other items of value of Debtor now or hereafter paid, deposited, credited, held in or to the Account and (iv) all proceeds of the foregoing.   Debtor further agrees to execute, acknowledge, deliver, file or do, at its sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Secured Party may reasonably require in order to effectuate, assure, secure, assign, transfer and convey unto Secured Party any of the rights granted by this Section. Bank makes no representation as to the perfection of Secured Party’s security interest(s) referred to in this paragraph or otherwise in this Agreement.

3.                                      Priority of Lien. Bank hereby acknowledges and agrees that:

(a)                                  Bank has received notice of the existence of the security interest of Secured Party in the Account, and recognizes the security interest granted to Secured Party by Debtor;

(b)                                 Except as otherwise required by law, Bank shall not enter into any other agreement with any third party relating to any of the Account or agree that it will comply with any Orders concerning the Account originated by any such third party without the prior written consent of Secured Party; and

(c)                                  Bank hereby waives any and all rights it may have at law or otherwise to set off, or make any claim, against the Account, except Bank expressly reserves all of Bank’s present and future rights (whether described as rights of setoff, banker’s lien, chargeback or otherwise, and whether available to Bank under law or any other agreement between Bank and Debtor concerning the Account or otherwise) with respect to (i) any item deposited to the Account and returned unpaid, or with respect to which Bank fails to receive final settlement, whether for insufficient funds or for any other reason, including but not limited to the claim of a forged instrument; (ii) any item subject to a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code, as adopted in the applicable state; (iii) any automated clearing house entry credited to the Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason; (iv) any credit to the Account from a merchant card transaction, against which a contractual demand for chargeback has been made; (v) any credit to the Account made in error; and (vi) Bank’s usual and customary charges for services rendered in connection with the Account including the payment of Bank’s fees and expenses for maintenance of the Account.  Items, entries, and transactions described in clauses (i) through (vi) of this paragraph are hereinafter collectively referred to as “Returned Items.”

(d)                                 Bank shall send or make available via Bank’s internet banking system or otherwise, a monthly report to Debtor and Secured Party containing information specifying the amount deposited into the Account for the previous month.

(e)                                  Deposits received for deposit in the Account shall be deemed to bear the valid and legally binding endorsement of the payee and to comply with all of Bank’s requirements for the supplying of missing endorsements, now or hereafter in effect.  Bank shall not be responsible for the effect of processing of any check or other instrument bearing a legend.

4.                                      Control of Deposit Account. Bank and Debtor each acknowledge and agree that the Account maintained hereunder is subject to the sole dominion, control and discretion of Secured Party and its authorized agents or designees upon the receipt of a Notice of Exclusive Control by Bank.  At all times during the effectiveness of this Agreement, Debtor hereby absolutely, irrevocably and unconditionally instructs, and Bank hereby agrees, that, except as required by law, Bank shall not comply with any Orders or other instructions concerning the Account from Debtor or any third party without the prior written consent of Secured Party and Debtor shall have no right to close any such account or right of withdrawal with respect to any such account, except with the prior written consent of Secured Party, in each case after the receipt of a Notice of Exclusive Control by Bank.

5.              Fees.

(a)                                  To compensate Bank for performing the herein-described services, Debtor agrees to pay the fees owed to Bank.  Bank shall debit the Account under advice on a monthly basis for its reasonable and customary fees and charges relating to the Account and shall include its fees in an account analysis statement required pursuant to Section 3(d) herein.  Debtor agrees to pay Bank, upon demand, all costs and expenses, including reasonable attorneys’ fees and disbursements, incurred by Bank in the preparation, negotiation and administration of this Agreement (including any amendments hereto or additional instruments or agreements required hereunder); and Debtor authorizes Bank to charge the Account for such costs and expenses.

(b)                                 Debtor agrees to pay Bank for all Returned Items and for all service charges, returned check fees and any other charges to which Bank may be entitled for servicing and maintaining the Account (collectively with Returned Items, the “Charges”) and authorizes Bank to charge the Account for such Charges.

6.                                      Termination.

(a)                                  Bank may resign from obligations under this Agreement at any time after thirty (30) days’ prior written notice to the other parties hereto. With respect to the appointment of a successor to Bank, Debtor and Secured Party shall use reasonable efforts to designate such a bank promptly after receipt of notice of resignation by Bank, and shall take all reasonable actions necessary to cause such designated successor promptly to assume the obligations of Bank hereunder.  Bank hereby agrees that it shall promptly take all reasonable action necessary to facilitate the transfer of all funds held in the Account to the replacement depository selected by Secured Party.

(b)                                 Secured Party may terminate this Agreement at any time upon thirty (30) days’ prior written notice to the other parties hereto.

(c)                                  Debtor may not unilaterally terminate this Agreement or close the Account established hereunder.

7.                                      Indemnification.  Bank shall not be liable for any claims, suits, actions, costs, damages, liabilities or expenses (“Liabilities”) in connection with the subject matter of this Agreement other than Liabilities caused by the gross negligence or willful misconduct of Bank, and Debtor and Secured Party and their respective successors and assigns hereby agree to indemnify and hold harmless Bank and the directors, officers, employees and agents of Bank and the successors and assigns of Bank from and against any and all Liabilities, legal fees, law suits or legal proceedings, including, without limitation, reasonable fees and disbursements of legal counsel incurred by Bank in any action or proceeding between Debtor or Secured Party and  Bank or between Bank and any third party or otherwise, without regard to the merit or lack of merit thereof, arising from or in connection with any acts or omissions taken by Bank or any director, officer, employee or agent of any of them, as applicable, in connection with this Agreement.  Notwithstanding anything to the contrary contained herein, Bank shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that Bank’s gross negligence or willful misconduct was the primary cause of any loss to Debtor or Secured Party.  Bank may execute any of its powers or perform any of its duties hereunder directly or through agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it at the cost and expense of Debtor.  Nothing contained herein shall be deemed to prohibit Bank from complying with its customary procedures in the event that it is served with any legal process with respect to any of the Account.

The parties hereto agree that Bank’s sole responsibility to Secured Party, Debtor or any third party for errors made by Bank in processing any deposits made into the Account shall be to process a correcting entry in the next regularly scheduled processing of the work after receipt of notification from Secured Party, Debtor or any third party of such error or after discovery of such error by Bank, as the case may be, unless such error was due to Bank’s gross negligence or willful misconduct.  Bank shall not be liable for any damage or loss resulting from any delay or failure of performance arising out of the acts or omissions of any third parties, including, but not limited to, various communication services, courier services, the Federal Reserve System, any other bank or any third party who may be affected by funds transactions, fire, mechanical, computer or electrical failures or other unforeseen contingencies, strikes or other causes beyond the reasonable control of Bank.  In no event shall Bank be liable for lost profits or consequential, special, direct (except for those direct damages attributable to Bank’s gross negligence or willful misconduct), indirect or punitive damages, even if Bank has been advised of the possibility of the foregoing.

8.                                      Successors and Assigns; Assignments.

(a)                                  This Agreement shall bind and inure to the benefit of and be enforceable by Bank, Debtor and Secured Party and their respective successors and assigns.

(b)                                 Any corporation into which Bank in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Bank in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of Bank in its individual capacity may be transferred, shall be Bank under this Agreement without further act.

9.                                      Amendments; Other Agreements.  This Agreement may be further amended from time to time in writing by all parties hereto.  This Agreement is supplemented by the terms of Bank’s deposit account agreement with Debtor, and to the extent the terms of such agreement conflict with this Agreement, the specific terms of this Agreement shall control.

10.                               Notices.  Notices to each party hereto shall be sent to the address set forth on the respective signature pages hereto or, in each case, to such other address as shall be designated in writing by the respective party to the other parties hereto. Unless otherwise expressly provided herein, all such notices, to be effective, shall be in writing (including by facsimile), and shall be deemed to have been duly given or made (a) when delivered by hand or by nationally recognized overnight carrier, or (b) upon receipt after being deposited in the mail, certified mail and postage prepaid.

11.                               Governing Law and Venue.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles applied in New York).  Any action or proceeding arising out of or concerning this Agreement shall be heard by a judge sitting without a jury and shall be heard exclusively in state court of the State of New York.  Bank, Debtor and Secured Party hereby submit to the exclusive jurisdiction of the state courts of the State of New York located in New York City, Nassau County and Suffolk County and any federal court sitting therein for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Bank, Debtor, and Secured Party irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  New York shall be deemed to be Bank’s “jurisdiction” within the meaning of Section 9-304 of the Uniform Commercial Code in effect from time to time in the State of New York.

12.                               Certain Matters Affecting Bank.  Bank may rely and shall be protected in acting or refraining from acting upon any notice (including but not limited to electronically confirmed facsimiles of such notice) believed by it to be genuine and to have been signed or presented by the proper party or parties.  The duties and obligations of Bank set forth in this Agreement shall be determined solely by the express provisions of this Agreement, Bank shall not be liable except for the performance of such party’s duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Bank.

13.                               Interpleader.  If at any time Bank, in good faith, is in doubt as to the action it should take under this Agreement, Bank shall have the right to commence an interpleader action at Debtor’s sole cost and expense and to take no further action except in accordance with joint instructions from Secured Party and Debtor or in accordance with the final order of the court in such action.

14.                               No Precedent in Negotiation. Each of Secured Party and Debtor respectively agrees that it shall not cite or refer to this Agreement as a precedent in any negotiation of any other clearing account agreement to which Secured Party, Debtor or any of their respective affiliates and Bank shall be party.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement in several counterparts (each of which shall be deemed an original) as from the date first above written.

Bank:

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Paul Kesicki
Name:	Paul Kesicki
Title:	Vice President

Address:

275 Broadhollow Road
Melville NY 11747
Attention: Bob Bernard

SIGNATURE PAGE TO

ACCOUNT CONTROL AGREEMENT

Debtor:

BRT RLOC LLC

By:	/s/ Mark H. Lundy
Name:	Mark H. Lundy
Title:	Senior Vice President

Address:
c/o BRT Realty Trust
60 Cutter Mill Road, Suite 303,
Great Neck, New York 11021
Attention: David Kalish
Telephone Number (for information only): (516) 773-2715

SIGNATURE PAGE TO

ACCOUNT CONTROL AGREEMENT

Secured Party:

CAPITAL ONE, NATIONAL
ASSOCIATION, as Agent

By:	/s/ Paul Kesicki
Name:	Paul Kesicki
Title:	Vice President

Address:
275 Broadhollow Road
Melville NY 11747
Attention: Bob Bernard
Telephone Number (for information only): (631) 531-2172

SIGNATURE PAGE TO

ACCOUNT CONTROL AGREEMENT

EXHIBIT A

Form of Notice of Exclusive Control

[Date]

Capital One, National Association

275 Broadhollow Road

Melville NY 11747

Attention: Bob Bernard

Re:                               BRT RLOC LLC

Capital One, National Association Account No.: 7047759476

(hereinafter referred to as the “Account”)

Dear Capital One, National Association:

As referenced in the Account Control Agreement June 22, 2011 among BRT RLOC LLC, Capital One, National Association, as agent, and Capital One, National Association (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over the Account. You are instructed not to accept any directions or instructions with respect to the Account from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

Very truly yours,

CAPITAL ONE, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title: